UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

LegalZoom.com, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Brand Boulevard, 11th Floor Glendale, California		91203
(Address of Principal Executive Offices)		(Zip Code)

(323) 962-8600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On July 2, 2021, LegalZoom.com, Inc. (the “Company”) entered into an Amended and Restated Credit and Guaranty Agreement with JPMorgan Chase Bank, N.A., as administrative agent (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for a new credit facility (the “New Credit Facility”) concurrently with the closing of the Company’s initial public offering of shares of common stock (the “IPO”).

The Amended and Restated Credit Agreement amends and restates the Company’s amended first lien credit and guarantee agreement with JPMorgan Chase Bank, N.A., dated November 23, 2018 (the “2018 Credit Facility”), and permits revolving borrowings of up to $150.0 million.

Subject to the satisfaction of certain criteria, the Company will be able to increase the facility by an amount equal to the sum of (i) the greater of $90.0 million and 75% of consolidated last twelve months Cash EBITDA, which is defined in the 2018 Credit Facility, or LTM Cash EBITDA, plus (ii) unused amounts under the general debt basket (i.e., an amount equal to the greater of $50.0 million and an equivalent percentage of consolidated LTM Cash EBITDA), plus (iii) an unlimited amount so long as the borrower is in pro forma compliance with the Financial Covenant (as defined below), in each case, with the consent of the lenders participating in the increase. The New Credit Facility provides for the issuance of up to $20.0 million of letters of credit as well as borrowings on same-day notice, referred to as swingline loans, in an amount of up to $10.0 million.

Borrowings under the New Credit Facility bear interest at a rate equal to, at the Company’s option, either (a) a base rate equal to the greatest of (i) the administrative agent’s prime rate; (ii) the federal funds effective rate plus 1/2 of 1.0% and (iii) one month LIBOR plus 1.0% (subject to a 1.00% floor), plus 1.00% or LIBOR (subject to a 0.00% floor) plus 2.00%. The interest rate margins under the New Credit Facility are subject to one reduction of 0.25% and a further reduction of 0.25% upon achieving total net first lien leverage ratios of 3.50 to 1.00 and 2.50 to 1.00, respectively.

The Company is required to pay a commitment fee in respect of unutilized commitments under the New Credit Facility. The commitment fee is, initially, 0.35% per annum. The commitment fee is subject to one reduction of 0.10% upon achieving a total net first lien leverage ratio of 3.50 to 1.00. The Company is also required to pay customary letter of credit fees and agency fees.

The Company has the option to voluntarily repay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. There is no scheduled amortization under the New Credit Facility. The principal amount outstanding is due and payable in full at maturity, five years from the closing date of the New Credit Facility.

Obligations under the New Credit Facility are guaranteed by the Company’s existing and future direct and indirect material wholly-owned domestic subsidiaries, subject to certain exceptions. The New Credit Facility is secured by a first-priority security interest in substantially all of the assets of the borrower and the guarantors, subject to certain exceptions.

The New Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of the Company’s restricted subsidiaries to: incur additional indebtedness and guarantee indebtedness; create or incur liens; pay dividends and distributions or repurchase capital stock; merge, liquidate and make asset sales; change lines of business; change the Company’s fiscal year; incur restrictions on the Company’s subsidiaries’ ability to make distributions and create liens; modify the Company’s organizational documents; make investments, loans and advances; and enter into certain transactions with affiliates.

The New Credit Facility requires compliance with a total net first lien leverage ratio of 4.50 to 1.00, or the Financial Covenant. The Financial Covenant will be tested at quarter-end only if the total principal amount of all revolving loans, swingline loans and drawn letters of credit that have not been reimbursed exceeds 35% of the total commitments under the New Credit Facility on the last day of such fiscal quarter.

The New Credit Facility also contains certain customary affirmative covenants and events of default for facilities of this type, including relating to a change of control. If an event of default occurs, the lenders under the New Credit Facility will be entitled to take various actions, including the acceleration of amounts due under the New Credit Facility and all actions permitted to be taken by secured creditors under applicable law.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On July 2, 2021, LegalZoom.com, Inc. filed an amended and restated certificate of incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware in connection with the closing of its IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective upon the closing of the IPO. The Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of July 2, 2021, the Company adopted amended and restated bylaws, or the Restated Bylaws, in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO. The Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Please see the description of the Restated Certificate and the Restated Bylaws in the section titled “Description of Capital Stock” in the final prospectus the Company filed with the Securities and Exchange Commission on June 29, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (File No. 333-256803).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of LegalZoom.com, Inc.

3.2(1)	Amended and Restated Bylaws of LegalZoom.com, Inc.

(1)

Previously filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-256803), filed with the Securities and Exchange Commission on June 21, 2021, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LegalZoom.com, Inc.
Dated: July 2, 2021

	By:	/s/ Dan Wernikoff
Dan Wernikoff
Chief Executive Officer